Exhibit 3.1
AMENDED AND RESTATED
BY-LAW NO. 1
OF
TIM HORTONS INC.,
a corporation incorporated under the federal laws of Canada
(the "Corporation")
(Adopted as of June 29, 2009,
as amended and restated May 8, 2014)

AMENDED AND RESTATED
BY-LAW NO. 1

a by-law relating generally to the transaction of the business and affairs of
TIM HORTONS INC.
ARTICLE I
OFFICES
Section 1.1    Registered Office. The registered office of the Corporation shall be in the province within Canada specified in the Articles (as defined below) and at such place and address therein as the board of directors of the Corporation (the "Board") may from time to time determine. "Articles" shall mean the articles of the Corporation, as defined in the Canada Business Corporations Act or any statute which may be substituted therefor, including the regulations thereunder, as amended from time to time (the "Act"), and includes any amendments thereto.
Section 1.2    Additional Offices. The Corporation may, in addition to its registered office, have such other offices and places of business, both within and outside of Canada, as the Board may from time to time determine or as the business and affairs of the Corporation may require.
ARTICLE II
SHAREHOLDER MEETINGS
Section 2.1    Annual Meetings. Subject to the Act, the annual meeting of shareholders shall be held at such place and at a time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting pursuant to Section 9.5(a), if the Corporation is able to, and does, make available such a communication facility. At each annual meeting, the shareholders shall elect directors of the Corporation and may transact any other business as may properly be brought before the meeting.
Section 2.2    Special Meetings. Subject to the Act or other provisions in these by-laws, special meetings of shareholders, for any purpose or purposes, may be called only by the Board. Subject to the Act, special meetings of shareholders shall be held at such place and at a time and on such date as shall be determined by the Board and stated in the Corporation's notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting pursuant to Section 9.5(a), if the Corporation is able to, and does, make available such a communication facility.

Section 2.3    Notices. Notice of each shareholders meeting stating the place, if any, date, and time of the meeting, and the means of communication facility, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given in the manner permitted by Section 9.3 to each shareholder entitled to vote thereat, to each director, and to the auditor of the Corporation by the Corporation not less than 21 nor more than 60 days before the date of the meeting. If said notice is for a shareholders meeting other than an annual meeting, it shall in addition state the nature of the business to be transacted at the meeting in sufficient detail to permit the shareholder to form a reasoned judgment thereon and the text of any special resolution to be submitted to the meeting, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation's notice of meeting (or any supplement thereto). Any previously scheduled annual meeting of shareholders may be postponed, and any shareholders meeting other than an annual meeting may be postponed or cancelled, by the Corporation by public notice given to the shareholders prior to the date previously scheduled for such meeting of shareholders. If a meeting of shareholders is adjourned for less than 30 days, it is not necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned.
Section 2.4    Quorum. The presence, in person or by proxy, at the opening of a shareholders meeting of a minimum number of at least five shareholders, holding, in the aggregate, at least 51% of the shares entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of shares voting as a class holding, in the aggregate, at least 51% of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at the opening of any meeting of the shareholders, the chairman of the meeting may postpone or adjourn the meeting to a fixed time and place in the manner provided in Section 2.6. The shareholders present at a duly convened meeting at which at the opening of the meeting there is a quorum present in person or represented by proxy may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If the Corporation holds shares in itself or if any of its subsidiary bodies corporate hold shares in the Corporation, such shares shall neither be voted nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation, its holding body corporate or any of its affiliate bodies corporate to vote shares held by any such entity in the capacity of a legal representative.
Section 2.5    Voting of Shares. (a) Voting Lists. The Secretary shall prepare, or shall cause the officer or agent who has charge of the securities register of the Corporation to prepare, if a record date for notice or voting is fixed, not later than 10 days after such record date, or if no record date is fixed, as of the record date determined in accordance with Section 9.2, a complete list of the shareholders entitled to receive notice and/or vote, as applicable, arranged in alphabetical order and showing the number of shares held by each shareholder. Such list shall be open to the examination of any shareholder during usual business hours at the registered office of the Corporation or at the place where its central securities register is maintained and at the meeting of shareholders for which the list was prepared, unless the meeting of shareholders was held by means of a telephonic, electronic or other communication facility, in which case, the list shall be open to the examination of any shareholder at the registered office of the Corporation.
The shareholder list described in this Section 2.5 shall be the only evidence of the shareholders entitled to examine the list or to vote in person or by proxy at any meeting of shareholders.

(b)    Manner of Voting. At any shareholders meeting, every shareholder entitled to vote may vote in person or by proxy. Any question at a meeting of shareholders shall be decided by a show of hands unless a ballot is required by the chairman of the meeting or demanded by a shareholder or proxyholder entitled to vote at the meeting. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands has been taken upon a question, unless a ballot is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be, in the absence of evidence to the contrary, proof of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution.

(c)    Ballot. On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the chairman may require, or any shareholder or proxyholder entitled to vote at the meeting may demand, a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken, each person present shall be entitled, in respect of the shares which each person is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the Articles, and the result of the ballot so taken shall be the decision of the shareholders upon that question.
(d)    Electronic Voting. (i) Notwithstanding Section 2.5(b), any person participating in a meeting of shareholders by a telephonic, electronic or other communication facility and entitled to vote at the meeting may vote by means of the telephonic, electronic or other communication facility that the Corporation has made available for that purpose.
(ii)    Any vote referred to in Section 2.5(b) or Section 2.5(c) may be held entirely by means of a telephonic, electronic or other communication facility if the Corporation makes available such a communication facility, provided, in each case, that the facility:
(A)enables the votes to be gathered in a manner that permits their subsequent verification; and
(B)permits the tallied votes to be presented to the Corporation without it being possible for the Corporation to identify how each shareholder or group of shareholders voted.
(e)    Proxies. (i) A shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or one or more alternate proxyholders, who are not required to be shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy. A proxy shall be executed by the shareholder or by the shareholder's attorney authorized in writing. A proxy is valid only at the meeting in respect of which it is given or any adjournment thereof.
(ii)    The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours, exclusive of non- business days, before which time proxies to be used at such meeting must be deposited with the Corporation or its agent specified in such notice. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited or, if no such time is specified in the notice, it shall have been received by the Secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.
(iii)    A shareholder may revoke a proxy by depositing an instrument in writing executed by the shareholder or the shareholder's attorney authorized in writing at the registered office of the Corporation at any time up to and including the last business day preceding the day of the meeting, or an adjournment thereof, at which the proxy is to be used or with the chairman of the meeting on the day of the meeting or an adjournment thereof.
(iv)    Notwithstanding the establishment of time limits for the deposit or revocation of proxies by shareholders pursuant to Subsection 2.5(e)(ii) and/or Subsection 2.5(e)(iii), the chairman of any meeting or the Chairman of the Board may, but need not, at his, her or their sole discretion, waive the time limits for the deposit or revocation of proxies by shareholders, including any deadline set out in the notice calling the meeting of shareholders, or in any proxy circular. Any such waiver made in good faith shall be final and conclusive.
(f)     Required Vote. Subject to the rights of the holders of one or more series of preferred shares in the capital of the Corporation ("Preferred Shares"), voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Shares, the election of directors shall be determined by a plurality of the votes cast by the shareholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters shall be determined by the vote of a majority of the votes cast by the shareholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by the Act, the Articles, these by-laws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.
(g)     Deciding Vote. In case of an equality of votes at any meeting of shareholders, the chairman of the meeting shall not be entitled to cast a second or deciding vote in addition to the vote or votes to which the chairman may be entitled as a shareholder or proxyholder.
Section 2.6    Adjournments and Postponements. Any meeting of shareholders, annual or special, may be postponed or adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such postponed or adjourned meeting if the date, time, place, if any, thereof, and the means of telephonic, electronic or other communication facility, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the earliest meeting that is postponed or adjourned. At the postponed or adjourned meeting, the shareholders, or the holders of any class or series of shares entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting. If the postponement or adjournment is for 30 days or more, or if after the postponement or adjournment a new record date is fixed for the postponed or adjourned meeting, notice of the postponed or adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting and, unless required under the Act, solicitation of proxies will not be mandatory. If the original meeting was postponed or adjourned for lack of a quorum, at the postponed or adjourned meeting, the shareholders present in person or their duly appointed proxyholders so present shall form the quorum whatever the number of shares represented. If the original meeting was postponed or adjourned for any other reason, the quorum requirement for the postponed or adjourned meeting shall be the same as that for the original meeting.
Section 2.7    Advance Notice for Proposals. (a) Annual Meetings of Shareholders. No business may be transacted at an annual meeting of shareholders, other than business that is either (i) specified in the Corporation's notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual meeting by any shareholder of the Corporation who complies with the proposal procedures set forth in this Section 2.7. For business to be properly brought before an annual meeting by a shareholder of the Corporation, such shareholder must submit a proposal to the Corporation for inclusion in the Corporation's management proxy circular in accordance with the requirements of the Act; provided that any proposal that includes nominations for the election of directors shall be submitted to the Corporation in accordance with the requirements set forth in Section 3.5. The Corporation shall set out the proposal in the management proxy circular or attach the proposal thereto, subject to the exemptions and bases for refusal set forth in the Act.
(b)    Special Meetings of Shareholders. At a special meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.

Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting only pursuant to and in compliance with Section 3.5.
Section 2.8    Conduct of Meetings. The chairman of each annual and special meeting of shareholders shall be (a) the Chairman of the Board , if any, or, (b) if the Chairman of the Board declines to act as chairman of the meeting or is absent, the Chief Executive Officer (if he or she shall be a director) or, (c) if the Chief Executive Officer declines to act as chairman of the meeting or is absent or if the Chief Executive Officer is not a director, the President (if he or she shall be a director), in each case, unless another person is or has been designated by the Board to act as chairman of such meeting and such person is present and willing to act as chairman at such meeting, in which case the person so designated shall preside as chairman. The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with these by-laws or such rules and regulations as adopted by the Board, the chairman of any meeting of shareholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to those persons specified in Section 2.9; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of shareholders shall be the Secretary or if the Secretary declines to act or is absent, an Assistant Secretary so appointed to act by the chairman of the meeting. If the Secretary and all Assistant Secretaries have declined to act or are absent, the chairman of the meeting may appoint any person to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by resolution or by the chairman with the consent of the meeting.

Section 2.9    Persons Entitled to be Present. The only persons entitled to be present at a meeting of shareholders shall be those persons entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the Articles or these by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.
Section 2.10    Shareholder Representative. A body corporate or association which is a shareholder of the Corporation may be represented at a meeting of shareholders by any individual authorized by a resolution of its directors or governing body and such individual may exercise on behalf of the body corporate or association which such individual represents all the powers it could exercise if it were an individual shareholder.
Section 2.11    Resolution in Lieu of Meeting. Subject to the Act, (a) a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders, and (b) a resolution in writing dealing with all matters required by the Act to be dealt with at a meeting of shareholders, and signed by all the shareholders entitled to vote at that meeting, satisfies all the requirements of the Act relating to meetings of shareholders.

ARTICLE III
DIRECTORS
Section 3.1    Powers. The business and affairs of the Corporation shall be managed or supervised under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles or by these by-laws required to be exercised or done by the shareholders. Directors need not be shareholders of the Corporation. No by-laws hereafter approved by the shareholders in accordance with Section 9.18 shall invalidate any prior act of the Board that would have been valid if such by-law had not been approved.
Section 3.2    Qualification. At least 25% of the directors of the Corporation must be resident Canadians, as defined in the Act. However, if the Corporation has less than four directors, at least one director must be a resident Canadian.

Section 3.3    Election and Term. The directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting or until their respective successors are elected or appointed, subject to earlier death, resignation, retirement, disqualification or removal. Subject to the rights of the holders of one or more series of Preferred Shares, a director may only be removed from office if the shareholders of the Corporation by ordinary resolution at a special meeting of shareholders remove such director from office.
Section 3.4    Vacancies. Subject to the Act, where a vacancy occurs in the Board for any reason, including an increase in the number of directors, death, resignation, retirement, disqualification, removal or other cause, and a quorum of directors remains, the directors remaining in office may appoint a qualified person to fill the vacancy for the remainder of the term of the vacant seat.

Section 3.5    Advance Notice for Nomination of Directors. (a) Meetings of Shareholders. Only persons who are nominated in accordance with the following procedures and who, at the discretion of the Board, satisfy the qualifications of a director as set out in Section 3.2 and the Act shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Shares regarding the rights of holders of one or more series of Preferred Shares to elect directors. Nominations of persons for election to the Board at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors as set forth in the Corporation's notice of such special meeting, may only be made (i) by or at the direction of the Board; or (ii) by a shareholder of the Corporation entitled to vote at such meeting, provided that in the case of a nomination made by a shareholder (A) the nomination proposal must be signed by one or more shareholders representing in the aggregate not less than 5% of the shares entitled to vote at such meeting; and (B) the shareholder submitting the nomination proposal must comply with the notice and other procedures set forth in this Section 3.5.
(b)Timely Notice. In addition to the other requirements for nominations set forth in this Section 3.5, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder's notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting of shareholders, not later than the close of business on the 30th day nor earlier than the opening of business on the 65th day prior to the date of the annual meeting of shareholders; provided, however, that if the first public announcement of the date of such meeting is less than 40 days prior to the annual meeting, the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting or special meeting commence a new time period for the giving of a shareholder's notice as described in this Section 3.5.
(c)Notwithstanding anything in paragraph (b) above to the contrary, if the management proxy circular for an annual meeting of shareholders nominates fewer than the number of directors to be elected at the meeting, a shareholder's notice required by this Section 3.5 shall also be considered timely, but only regarding nominees for the additional directorships that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such management proxy circular was first mailed to the shareholders by the Corporation.
(d)Proper Written Form. To be in proper written form, a shareholder's notice to the Secretary must set forth: (i) as to each person whom the shareholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the proposed nominee, (B) the principal occupation or employment of the proposed nominee, (C) the class or series and number of shares in the capital of the Corporation, if any, held or owned by the proposed nominee and the date the shares were acquired, (D) any relationships, agreements or arrangements, including financial, compensation and indemnity related relationships, agreements or arrangements, between the proposed nominee or any of its affiliates or any person or entity acting jointly or in concert with the proposed nominee and the nominating shareholder, and (E) any other information relating to the proposed nominee that would be required to be disclosed in a management proxy circular or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to the Act and applicable securities legislation; and (ii) as to the shareholder giving the notice (A) the name and record address of such shareholder, (B) the class or series and number of shares in the capital of the Corporation held or owned by the shareholder and the date the shares were acquired, (C) any derivatives or other economic or voting interests in the Corporation and any hedges implemented with respect to the shareholder's interests in the Corporation, and (D) in the case of a special meeting of shareholders called for the purpose of electing directors, whether such shareholder intends to deliver a proxy circular and form of proxy to any shareholders of the Corporation in connection with such shareholder proposal. Such notice must be accompanied by a completed and signed questionnaire, representation and agreement required by Section 3.5(h) of these by-laws and a written consent of each proposed nominee to being named as a nominee and to serve as a director, if elected. References to "nominating shareholder" in this Section 3.5 shall be deemed to refer to each shareholder that nominates a person for election to the Board in the case of a nomination proposal where more than one shareholder is involved in making such nomination proposal.
(e)Except as otherwise provided by the terms of one or more series of Preferred Shares regarding the rights of one or more series of Preferred Shares to nominate and elect directors, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.5; provided that the Board may waive the application of this Section 3.5 in whole or in part with respect to any person moving a nomination and/or with respect to any nominee, in each case in the Board’s sole discretion. If the Board or the chairman of the meeting of shareholders determines that any nomination of a person(s) for election to the Board was not made in accordance with the provisions of this Section 3.5, and the Board does not elect in its sole discretion to waive such requirements, then such nomination shall not be considered at any annual meeting of shareholders or at any special meeting of shareholders called for the purpose of electing directors, as applicable. Notwithstanding the foregoing provisions of this Section 3.5, if (i) the shareholder (or a qualified representative of the shareholder) does not appear at the meeting of shareholders of the Corporation to present the nomination, or (ii) the nominee fails to meet with the Nominating and Corporate Governance Committee at such committee's request, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.
(f)In the case of an annual meeting of shareholders, if the Board determines that a shareholder proposal which includes the nomination of a person(s) for election to the Board was made in accordance with the provisions of Section 3.5(d), Section 3.5(e) and the Act, the Corporation shall, unless an exemption is available under the Act, set out the proposed nominees in the management proxy circular that it circulates to its shareholders. In the case of a special meeting of shareholders called for the purpose of electing directors, regardless of whether the Board or the chairman of the meeting determines that a nomination of a person(s) for election to the Board was made in accordance with the provisions of this Section 3.5, the Corporation is not required to include any nominees proposed by its shareholders in accordance with this Section 3.5 in any management proxy circular that it circulates to its shareholders.

(g)In addition to the provisions of this Section 3.5, a shareholder shall also comply with all of the applicable requirements of the Act and applicable securities legislation regarding the matters set forth herein. Nothing in this Section 3.5 shall be deemed to affect any rights of the holders of Preferred Shares to elect directors pursuant to the Articles.
(h)Nominee Questionnaire. To be eligible to be a nominee for election as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 3.5(b) of these by-laws) to the Secretary at the principal executive offices of the Corporation a completed written questionnaire with respect to the background, independence and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (a form of which questionnaire shall be provided by the Secretary upon written request of the nominating shareholder) and a written representation and agreement (in the form provided by the Secretary upon written request of the nominating shareholder) that such person nominated to serve as a director (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a director of the Corporation, with such person's fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (iii) in such person's individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and share ownership and trading policies and guidelines of the Corporation, all of the foregoing in this item (iii) except as has been disclosed to the Corporation.
Section 3.6    Remuneration. The Board shall have the authority to fix the remuneration of directors. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as determined by the Board in connection with their service as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee and any other compensation the Board shall determine in connection with their service on such committees of the Board.
ARTICLE IV
BOARD MEETINGS
Section 4.1    Meetings. (a) The Board shall meet at least annually and may meet more frequently as needed. Meetings of the Board may be called by the Chairman of the Board, the Lead Director, the Chief Executive Officer, the President, or any three directors, as the case may be, and shall be held at such time, date and place as may be determined by the person calling the meeting, subject to the quorum requirements being satisfied, provided that if all of the directors consent, a director may participate in a meeting of the Board by means of a telephonic, electronic or other communication facility pursuant to Section 9.5(b). For the avoidance of doubt, a meeting of the Board may be held entirely by means of a telephonic, electronic or other communication facility pursuant to Section 9.5(b) if all of the directors consent.
(b)Notice of each meeting of the Board shall be given, as provided in Section 9.3, to each director (i) not later than the day before the meeting if such notice is given by hand delivery or by means of a form of electronic document; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through ordinary mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the individual(s) who called the meeting. Any director may at any time waive the provision of the notice in accordance with Section 9.4.
(c)Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting.
(d)Except as required by the Act, a notice of meeting need not specify the purpose of or the business to be transacted at the meeting.
(e)Notwithstanding Section 4.1(a), a special meeting may be held at any time without notice if all of the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4.
Section 4.2    Eligibility Requirements at Meetings. The Board shall not transact business at a meeting, other than filling a vacancy in the Board in accordance with Section 3.4, unless at least 25% of the directors present are resident Canadians, as defined in the Act, or, if the Corporation has less than four directors, at least one of the directors present is a resident Canadian, except where
(a)a resident Canadian director who is unable to be present approves in writing or by telephone, electronic or other communications facilities the business transacted at the meeting; and
(b)the required number of resident Canadian directors would have been present had that resident Canadian director been present at the meeting.
Section 4.3    Quorum; Required Vote. A majority of the members of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. Each director is entitled to one vote on each matter. If the Board considers any action that results in an equal number of the directors at the meeting voting for and against the action, the Chairman of the Board shall not be entitled to cast a tie-breaking vote with respect to such action in addition to the vote or votes to which the Chairman may be entitled as a director. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than the announcement, at the meeting, of the time and place of the reconvening of the meeting, until a quorum is present.

Section 4.4    Electronic Voting. Subject to the Act, a director participating in a meeting by a telephonic, electronic or other communication facility may vote by any reasonable means (including verbal assent) given the nature of such communication facility.
Section 4.5    Resolution In Lieu of Meeting. A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of the Board or committee of the Board, is valid as if it had been passed at a meeting of the Board or committee of the Board. A copy of every such resolution shall be kept with the minutes of the proceedings of the Board or committee of the Board.

Section 4.6    Organization. The chairman of each meeting of the Board shall be the Chairman of the Board or, if the Chairman of the Board declines or is unable to act, the Chief Executive Officer (if he or she shall be a director) or, if the Chief Executive Officer declines or is unable to act or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or if the President declines or is unable to act or if the President is not a director, a chairman elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. If the Secretary declines or is unable to act, an Assistant Secretary shall perform the duties of the Secretary at such meeting. An Assistant Secretary shall be appointed to act as secretary of a meeting of the Board by the chairman of the meeting. If the Secretary and all Assistant Secretaries declines or is unable to act, the chairman of the meeting may appoint any person to act as secretary of the meeting.
Section 4.7    Conflict of Interest. A director or officer of the Corporation who is a party to a material transaction or material contract, or proposed material transaction or material contract with the Corporation, is a director or an officer of, or acts in a capacity similar to a director or officer of, or has a material interest in any person who is a party to a material transaction or material contract or proposed material transaction or material contract with the Corporation, shall disclose the nature and extent of his or her interest at the time and in the manner provided in the Act. Except as provided in the Act, no such director of the Corporation shall vote on any resolution to approve any transaction. If a material transaction or material contract is made between the Corporation and one or more of its directors or officers, or between the Corporation and another person of which a director or officer of the Corporation is a director or officer or in which he or she has a material interest, the transaction is neither void nor voidable by reason only of that relationship, or by reason only that a director with an interest in the transaction or contract is present at or is counted to determine the presence of a quorum at a meeting of the Board or committee of the Board that authorized the transaction, if the director or officer disclosed his or her interest in accordance with the provisions of the Act and the transaction or contract was approved by the directors or the shareholders and it was reasonable and fair to the Corporation at the time it was approved.
ARTICLE V
COMMITTEES OF DIRECTORS
Section 5.1    Establishment. The Board may designate one or more committees, each committee to consist of one or more of the directors. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. The Board shall have the power at any time to fill vacancies in, change the membership of, or dissolve any such committee.
Section 5.2    Audit Committee. In furtherance of Section 5.1, without limiting the Board's powers set forth in such provision, the Board shall establish an audit committee whose composition and function conform with applicable law. The audit committee shall have the functions provided in the Act and applicable law and such other powers and duties as shall be delegated to the Audit Committee by the Board.
Section 5.3    Available Powers. Any committee established pursuant to Section 5.1 and Section 5.2 hereof, subject to the limitations prescribed by applicable law or otherwise prescribed by the Board in that committee's mandate approved by the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.
Section 5.4    Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.
Section 5.5    Procedures. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. Unless the Board otherwise provides with respect to specific delegations of authority relating to a specific committee (or the Board otherwise directs with respect to a specific committee), at meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Articles or the by-laws. Each member of a committee of the Board is entitled to one vote on each matter. If a committee of the Board considers any action that results in an equal number of the directors at the committee meeting voting for and against the action, then in such case, the chairman of such committee of the Board shall not be entitled to cast a tie-breaking vote with respect to such action, in addition to the vote or votes to which the chairman may be entitled as a member of the committee, but, rather, the matter shall be referred to the full Board for review and determination. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these by-laws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these by-laws.
ARTICLE VI
OFFICERS

Section 6.1    Officers. The officers of the Corporation elected by the Board shall be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a Treasurer, a Secretary and such other officers (including without limitation Vice Presidents, Assistant Secretaries and Assistant Treasurers) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. The Chairman of the Board or President may also appoint such other officers (including without limitation one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these by-laws or as may be prescribed by the Board or, if such officer has been appointed by the Chairman of the Board or President, as may be prescribed by the appointing officer.
Section 6.2    Duties of Officers. All officers of the Corporation, as between themselves and the Corporation, shall, respectively, have such duties as are determined by the directors.
Section 6.3    Term of Office. The officers of the Corporation shall hold office at the pleasure of the directors. Any officer of the Corporation may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the directors then in office; such removal, however, shall be without prejudice to any contract rights of the person so removed.
Section 6.4    Multiple Officeholders; Shareholder and Director Officers. Any number of offices may be held by the same person. Except as otherwise required by the Board, officers need not be shareholders or directors of the Corporation, other than the Chairman of the Board who must be a director.
ARTICLE VII
SHARES
Section 7.1    Uncertificated Shares. The shares of the Corporation shall be uncertificated, provided that the Corporation shall be permitted to issue such nominal number of certificates to securities depositories and further provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its shares shall be represented by certificates.
Section 7.2    Signatures. Each certificate representing shares in the capital of the Corporation, if any, shall be signed by or in the name of the Corporation by at least one of the following: (a) the Chairman of the Board, the Chief Executive Officer, the President or a Vice President, (b) the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation and (c) the transfer agent, registrar or branch transfer agent of the Corporation, or an individual on their behalf Any or all of the signatures on the certificate may be a facsimile or an E-mail scanned copy. In case any director, officer, transfer agent, registrar or branch transfer agent who has signed or whose facsimile or E-mail scanned signature has been placed upon a certificate shall have ceased to hold such position before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such director, officer, transfer agent, registrar or branch transfer agent on the date of issue.

Section 7.3    Consideration and Payment for Shares. Shares shall not be issued until the consideration for the share is fully paid in money or in property or past services that are not less than the fair equivalent of the money that the Corporation would have received if the share had been issued for money. Shares may be issued at such times and to such persons and for such consideration as the Board may determine.
Section 7.4    Lost, Destroyed or Wrongfully Taken Certificates. (a) If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) furnishes the Corporation with a sufficient indemnity bond; and (iii) satisfies other reasonable requirements imposed by the Corporation.

(b)     If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact by giving the Corporation written notice of an adverse claim within a reasonable time after discovering the loss, destruction or taking and the Corporation registers a transfer of such shares before receiving such notice, the owner shall be precluded from asserting against the Corporation any claim to a new certificate representing such shares or such shares in uncertificated form.
Section 7.5    Registered Shareholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to vote, receive notices, receive any interest, dividend or other payments, and otherwise to exercise all the rights and powers of an owner.
Section 7.6    Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares or certificates representing shares.
Section 7.7    Transfer Agent and Registrar. The Board may appoint or remove a transfer agent or a registrar and one or more branch transfer agents or registrars for the shares of the Corporation.
ARTICLE VIII
PROTECTION OF DIRECTORS AND OFFICERS
Section 8.1    Limitation of Liability. No director or officer shall be liable for:
(a)the acts, receipts, neglects or defaults of any other director, officer, employee or agent of the Corporation or any other person;

(b)    any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by, for, or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be loaned out or invested;
(c)any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation, including any person, firm or corporation with whom any moneys, securities or other assets belonging to the Corporation shall be lodged or deposited;
(d)any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation; or
(e)any other loss, damage or misfortune whatever which may happen in the execution of the duties of the director's or officer's respective office or in relation thereto, unless the same shall happen by or through the director's or officer's failure to exercise the powers and to discharge the duties of the director's or officer's office honestly and in good faith with a view to the best interests of the Corporation, and in connection therewith, to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, provided that nothing herein contained shall relieve a director or officer from the duty to act in accordance with the Act or relieve such director or officer from liability for a breach of the Act. If the Act is hereafter amended to authorize corporate action further limiting or eliminating the liability of directors and officers, then the liability of a director or officer of the Corporation shall be limited or eliminated to the fullest extent permitted by the Act, as so amended. Any repeal or amendment of this Section 8.1 by the shareholders of the Corporation or by changes in law, or the adoption of a new by-law inconsistent with this Section 8.1 shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors) and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.
Section 8.2    Indemnity of Directors and Officers. (a) In addition to any indemnity prescribed by the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or another individual who acts or acted at the Corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity against all losses, damages, costs, charges and expenses, amounts paid to settle an action or satisfy any judgment, fines, penalties or liabilities (without limitation and whether incurred alone or jointly with others), including any amounts reasonably incurred by such individual in respect of any civil, criminal or administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity. If the Act is hereafter amended to permit the Corporation to provide broader indemnification rights to a director or officer of the Corporation, a former director or officer of the Corporation or another individual who acts or acted at the Corporation's request as a director or officer, or an individual acting in a similar capacity, then the indemnification rights of any such individual shall be augmented to the fullest extent permitted by the Act, as so amended. Any repeal or amendment of this Section 8.2 by the shareholders of the Corporation or by changes in law, or the adoption of a new by-law inconsistent with this Section 8.2 shall, unless otherwise required by law, be prospective only (except to the extent such repeal, amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto) and shall not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
(b)    The Corporation may not indemnify an individual under Section 8.2(a) unless the individual:
(i)acted honestly and in good faith with a view to the best interests of the Corporation or other entity for which the individual acted as a director or officer or in a similar capacity at the Corporation's request, as the case may be; and
(ii)in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful.
(c)    The Corporation shall advance moneys to such individual for the costs, charges and expenses of a proceeding referred to in Section 8.2(a) provided such individual agrees in advance, in writing, to repay the moneys if the individual does not fulfill the conditions of Section 8.2(b).
(d)    If required by an individual referred to in Section 8.2(a), the Corporation shall seek the approval of a court to indemnify such individual or advance moneys under Section 8.2(c) in respect of an action by or on behalf of the Corporation or other entity to procure a judgment in its favour, to which such individual is made a party because of the individual's association with the Corporation or other entity as described in Section 8.2(a), against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions set out in Section 8.2(b).
Section 8.3    Indemnification of Others. Subject to the Act, the Corporation may, to the extent authorized from time to time by the Board, indemnify and advance expenses to its employees, agents, and such other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, other than those referred to in Section 8.2, on the same basis as that upon which the persons referred to in Section 8.2 are indemnified and advanced expenses.
Section 8.4    Insurance. The Corporation may purchase and maintain insurance for the benefit of an individual referred to in Section 8.2 or Section 8.3 against any liability incurred by such individual:
(a)in the individual's capacity as a director, officer, employee or agent of the Corporation; or
(b)in the individual's capacity as a director, officer, employee or agent, or similar capacity, of another corporation, partnership, joint venture, trust or other enterprise, if the individual acts or acted in that capacity at the Corporation's request.

Section 8.5    Indemnities Not Exclusive. Each of the provisions of this Article VIII shall be in addition to and not in substitution for or derogation from any rights to which any person referred to herein may otherwise be entitled.
ARTICLE IX
MISCELLANEOUS
Section 9.1    Place of Meetings. If the place of any meeting of shareholders, the Board or committee of the Board for which notice is required under these by-laws is not designated in the notice of such meeting, such meeting shall be held at the principal executive offices of the Corporation; provided however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of telephonic, electronic or other communication facility pursuant to Section 9.5 hereof, then such meeting shall not be held at any place.

Section 9.2    Fixing Record Dates. (a) In order that the Corporation may determine the shareholders entitled to receive notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board may fix a record date, which record date shall not be more than 60 nor less than 21 days before the date of such meeting; provided that notice of any such record date is given not less than seven days before such record date in the manner provided in the Act. If no record date is fixed by the Board, the record date for determining shareholders entitled to receive notice of or to vote at a meeting of shareholders shall be at the close of business on the day immediately preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held.
(b)    In order that the Corporation may determine the shareholders entitled to receive payment of any dividend, participate in a liquidation distribution, or for any other purpose, the Board may fix a record date, which record date shall be not more than 60 days before the particular action to be taken. If no record date is fixed by the Board, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board passes the resolution relating thereto.

Section 9.3     Means of Giving Notice. (a) Notice to Directors, Officers and Auditors. Whenever under the Act, the regulations, the Articles or these by-laws any notice, document or other information is required to be sent to a director, officer, auditor or member of a committee of the Board, such notice may be sent either (i) by hand delivery, through the mail, or by a nationally recognized overnight delivery service for next day delivery or (ii) by means of fax, e-mail or other form of electronic transmission. A notice to a director, officer, auditor or member of a committee of the Board will be deemed to be received as follows: (A) if given by hand delivery, when actually received by the director, officer, auditor or member of a committee of the Board; (B) if sent through the mail addressed to the director, officer, auditor or member of a committee of the Board at such individual's address appearing on the records of the Corporation, at the time it would be delivered in the ordinary course of mail; (C) if sent for next day delivery by a nationally recognized overnight delivery service addressed to the director, officer, auditor or member of a committee of the Board at such individual's address appearing on the records of the Corporation, when delivered to such service; (D) if sent by fax, when sent to the fax number for such director, officer, auditor or member of a committee of the Board appearing on the records of the Corporation and evidence of delivery confirmation is received by sender's fax device; (E) if sent by e-mail, when sent to the e-mail address for such director, officer, auditor or member of a committee of the Board appearing on the records of the Corporation; or (F) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director, officer, auditor or member of a committee of the Board appearing on the records of the Corporation.
(b)    Notice to Shareholders. Unless the Act or these by-laws provide otherwise, any notice, document or other information required or permitted by the Act, the regulations, the Articles or these by-laws to be sent to a shareholder, may be sent by any one of the following methods: (i) by hand delivery, through the mail, or by a nationally recognized overnight delivery service for next day delivery, (ii) by means of fax, e-mail, or other form of electronic transmission, (iii) by providing or posting the notice, document or other information on or making it available through a generally accessible electronic source and providing notice of the availability and location of the notice, document or other information to the shareholder via any of the methods specified in (i) and (ii) above, including by mail, delivery, fax, e-mail or other form of electronic transmission, or (iv) by any other method permitted by applicable law. A notice to a shareholder shall be deemed to be received as follows: (A) if given by hand delivery, when actually received by the shareholder; (B) if sent through the mail addressed to the shareholder at the shareholder's address appearing on the share register of the Corporation, at the time it would be delivered in the ordinary course of mail; (C) if sent for next day delivery by a nationally recognized overnight delivery service addressed to the shareholder at the shareholder's address appearing on the share register of the Corporation, when delivered to such service; (D) if faxed, when sent to a number at which the shareholder has consented to receive notice and evidence of delivery confirmation is received by sender's facsimile device; (E) if by e-mail, when sent to an e-mail address at which the shareholder has consented to receive notice; (F) if sent by any other form of electronic transmission, when sent to the shareholder; (G) if sent by posting it posting it on or making it available through a generally accessible electronic source referred to in Subsection 9.3(b)(iii), on the day such person is sent notice of the availability and location of such notice, document or other information is deemed to have been sent in accordance with (A) through (F) above; or (H) if sent by any other method permitted by applicable law, at the time that such person is deemed to have received such notice pursuant to applicable law. If a shareholder has consented to a method for delivery of a notice, document or other information, the shareholder may revoke such shareholder's consent to receiving any notice, document or information by fax or e-mail by giving written notice of such revocation to the Corporation.
(c)    “electronic document” means, subject to the Act, any form of representation of information or of concepts fixed in any medium in or by electronic, optical or other similar means and that can be read or perceived by a person or by any means.

(d)    “information system” means a system used to generate, send, receive, store, or otherwise process an electronic document.
(e)    Undelivered Notices. If the Corporation sends a notice or document to a shareholder in accordance with Section 9.3(b) and the notice or document is returned on two consecutive occasions because the shareholder cannot be found, the Corporation is not required to send any further notices or documents to the shareholder until the shareholder informs the Corporation in writing of the shareholder's new address.

Section 9.4     Waiver of Notice. Any shareholder (or such shareholder's duly appointed proxyholder), director, officer, auditor or member of a committee of the Board may at any time waive the provision of any notice or document, or waive or abridge the time for any notice or document, required to be provided to such person under any provision of the Act, the Articles, the by-laws or otherwise and such waiver or abridgement shall cure any default in the provision or in the timing of such notice or document, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the Board, which may be given in any manner. Attendance of a director at a meeting of the Board or of a shareholder or any other person entitled to attend a meeting of shareholders is a waiver of notice of the meeting except where such director, shareholder or other person, as the case may be, attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. All such waivers shall be kept with the books of the Corporation.
Section 9.5     Meeting Attendance by Telephonic, Electronic or Other Communication Facility. (a) Shareholder Meetings. If authorized by the Board in its sole discretion, and subject to the Act and such guidelines and procedures as the Board may adopt, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately during the meeting, if the Corporation makes available such a communication facility:
(i)    participate in a meeting of shareholders; and
(ii)    be deemed present in person and vote at a meeting of shareholders, whether such meeting is to be held at a designated place or solely by means of a telephonic, electronic or other communication facility, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of a telephonic, electronic or other communication facility is a shareholder or proxyholder, (B) the Corporation shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings and to vote on matters submitted to the shareholders, and (C) if any shareholder or proxyholder votes or takes other action at the meeting by means of a telephonic, electronic or other communication facility, a record of such votes or other action shall be maintained by the Corporation. A shareholder or proxyholder participating in a meeting by such means is deemed for the purposes of the Act to be present at the meeting.
(b)     Board Meetings. Subject to the Act, if all of the directors of the Corporation consent, a director may participate in a meeting of the Board or of a committee of the Board by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting. For the avoidance of doubt, a meeting of the Board or of a committee of the Board may be held entirely by means of a telephonic, electronic or other communication facility if all of the directors consent. A director's consent shall be effective whether given before or after the meeting to which it relates and maybe given with respect to all meetings of the Board held while the director holds office. A director participating in a meeting by such means shall be deemed to be present at that meeting.
Section 9.6     Dividends and Rights. (a) Dividends. Subject to the Act, the Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or by issuing fully paid shares of the Corporation) to the shareholders.
(b)    Unclaimed Dividends. Any dividend unclaimed after a period of two years from the date on which the dividend has been declared to be payable shall be forfeited and shall revert to the Corporation.
Section 9.7     Financial Year. The financial year of the Corporation shall be fixed by the Board. Until changed by the Board, the financial year of the Corporation shall end on the Sunday closest to December 31 of each year.

Section 9.8    Seal. The Corporation may have a seal which shall be in such form as shall from time to time be adopted by the Board. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.
Section 9.9     Books and Records. The books and records of the Corporation shall be at the registered office of the Corporation or at such place or places in Canada as may from time to time be designated by the Board.
Section 9.10     Resignation. Any director, committee member or officer may resign by giving notice thereof in writing to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The resignation of a director shall take effect at the time specified therein, or at the time such written resignation is sent if no time is specified or the specified time is earlier than the time such written resignation is sent.
Section 9.11     Securities of Other Corporations. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.
Section 9.12     Banking Arrangements. The banking business of the Corporation, or any part or division of the Corporation, shall be transacted with such bank, trust company or other firm or body corporate as the Board may designate, appoint or authorize from time to time and all such banking business, or any part thereof, shall be transacted on the Corporation's behalf by such one or more officers or other persons as the Board may designate, direct or authorize from time to time and to the extent thereby provided.
Section 9.13     Borrowing and Delegation. (a) Borrowing. Without limiting the general powers of the Board as provided in the Act and in these by-laws, the Board may from time to time on behalf of the Corporation:
(i)borrow money upon the credit of the Corporation;
(ii)issue, reissue, sell or pledge debt obligations of the Corporation;
(iii)to the extent permitted by the Act and applicable law, give, directly or indirectly, financial assistance to any person by means of a loan, a guarantee to secure the performance of an obligation or otherwise; and
(iv)mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

(b)Delegation. Subject to the Act, the Board may from time to time delegate to a director, a committee of directors, an officer or such other person or persons so designated by the board all or any of the powers conferred on the Board by Section 9.13(a) or by the Act to such extent and in such manner as the Board shall determine at the time of each such delegation.
Section 9.14    Execution of Instruments. Deeds, transfers, assignments, contracts, obligations, certificates and other instruments shall be signed on behalf of the Corporation by any director(s) or officer(s), or as otherwise directed by the Board.
Section 9.15     Execution in Counterpart, by Facsimile and by Electronic Signature. (a) Subject to the Act, any instrument or document required or permitted to be executed by one or more persons on behalf of the Corporation may be signed by means of secure electronic signature (as defined in the Act) or facsimile.

(b)Any instrument or document required or permitted to be executed by one or more persons may be executed in separate counterparts, each of which when duly executed by one or more of such persons shall be an original and all such counterparts together shall constitute one and the same such instrument or document.
(c)Subject to the Act, wherever a notice, document or other information is required under the Act or these by-laws to be created or provided in writing, that requirement may be satisfied by the creation and/or provision of an electronic document.
Notwithstanding the foregoing, the Board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed.
Section 9.16    Invalidity. The invalidity or unenforceability of any provision of this bylaw shall not affect the validity or enforceability of the remaining provisions of this by-law.

Section 9.17    Effective Date. This by-law shall come into force upon approval by the Board.

Section 9.18    Amendments. In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power to adopt, amend, alter or repeal the by-laws. The affirmative vote of a majority of the members of the Board shall be required to adopt, amend, alter or repeal the by-laws. The Board shall submit a by-law, or an amendment or a repeal of a by-law to the shareholders at the next meeting of shareholders, and the shareholders may, by ordinary resolution, confirm, reject or amend the by-law, amendment or repeal; provided, however, that unless two-thirds of the Board recommend approval, the affirmative vote of the holders of at least two-thirds of the votes cast at the meeting of shareholders, voting together as a single class, shall be required to confirm, reject or amend any by-law, or an amendment or repeal of a by-law inconsistent with the purpose and intent of Article II, Article III, Article IV, Article VIII and this Section 9.18.